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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment
No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 23, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997
Annual Report of EQ Advisors Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses that also constitute part of this Registration Statement.


/s/ Price  Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
February 23, 1998